                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
  Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/X/   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))

/ /   Definitive Proxy Statement

/ /   Definitive Additional Materials

/ /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Health-Chem Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                Andy E. Yurowitz
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

         /X/  No fee required

         / /  Fee computed on table below per Exchange Act
              Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

         (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

         (4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________

         (5)  Total Fee Paid:

________________________________________________________________________________

          / / Fee Paid previously with preliminary materials.

________________________________________________________________________________

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

________________________________________________________________________________

         (2)  Form, schedule or Registration Statement No.:

________________________________________________________________________________

         (3)  Filing Party:

________________________________________________________________________________

         (4)  Date Filed:

________________________________________________________________________________

                                ANDY E. YUROWITZ

                                 PROXY STATEMENT

                       IN OPPOSITION TO THE MANAGEMENT OF

                             HEALTH-CHEM CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 10, 1999

Dear Fellow Stockholder of Health-Chem Corporation:

         This statement is furnished in connection with the solicitation by Andy
E. Yurowitz of proxies to be used at the Annual Meeting of Stockholders of Health-Chem Corporation (the "Company") to be held at 10:00 a.m. local time on December 10, 1999 at the Marriott Financial Center, 85 West Street, New York, New York and at any adjournments thereof (the "Meeting"). The proxies are being solicited to elect a state of directors proposed by Mr. Yurowitz. All stockholders of record at the close of business on October 29, 1999 are entitled to notice of and to vote at such Meeting. Proxy cards and Proxy Statements are expected to be mailed to stockholders on or about November 19, 1999. The stock transfer books will not be closed. The holders of a majority of the shares entitled to vote at the Meeting must be present in person or represented by proxy in order to constitute a quorum and thereby permit a vote on all matters to come before the Meeting. Shares of common stock of the Company present in person at the Meeting but not voting will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Shares of common stock of the Company for which proxies are received indicating that the stockholder has abstained or withheld such person's vote will be counted as present at the Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will also be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be treated as votes cast for purposes of any matter to be voted on at the Meeting.

         Management of the Company is also soliciting proxies for the election of its slate of nominees. Reference is made to management's proxy statement for information concerning such nominees, the executive officers of the Company, executive compensation, interests of management in certain transactions and securities ownership of management and certain other beneficial owners.

         Any proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the directions of the stockholder. Signing, dating and delivering Mr. Yurowitz' proxy card will revoke any previously dated proxy. Any stockholder giving a proxy has the power to revoke it in person or by a writing delivered to Mr. Yurowitz, c/o Georgeson Shareholder Communications Inc., Wall Street Plaza, New York, New York 10005, at any time before it is exercised, by delivering a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation.

         The Meeting has been called pursuant to a settlement of litigation commenced by Mr. Yurowitz to, among other things, compel the Company to hold a meeting for the election of directors. On August 9, 1999, Mr. Yurowitz initiated an action against the Company and its directors in the Court of Chancery of the State of Delaware in and for New Castle County, in which he sought to summarily direct the prompt holding of a meeting of the Company's stockholders pursuant to Court supervision. In connection with this action, Mr. Yurowitz also sought to enjoin the sale of assets by the Company's subsidiaries, Herculite Products, Inc. and Hercon Environmental Corporation (the "Asset Sale"). On August

13, 1999, Mr. Yurowitz and the Company entered into a stipulation (the "August Stipulation") wherein, among other things: (i) Mr. Yurowitz agreed to withdraw his motion for injunctive relief and to take no steps to block the consummation of the Asset Sale; and (ii) the Company agreed to provide Mr. Yurowitz with prior notice before entering into and/or consummating any extraordinary corporate transaction requiring approval of the Company's Board of Directors in advance of the Meeting. On October 27, 1999, the Company and Mr. Yurowitz entered into a further stipulation amending the August Stipulation to provide for the holding of the Meeting and certain related matters, including that (i) the Company will provide Mr. Yurowitz two business days' notice of any extraordinary corporate transaction requiring the approval of the Company's Board of Directors; (ii) the Company will mail on behalf of Mr. Yurowitz and at his expense any soliciting materials prepared by Mr. Yurowitz; and (iii) Mr. Yurowitz shall not solicit or encourage an involuntary bankruptcy petition naming the Company as debtor.

         In an earlier action, the Company, on June 1, 1996, commenced a civil action in the United States District Court for the Southern District of New York alleging that Mr. Yurowitz and two other stockholders of the Company, Herman Rovner and Bruce Nicholl, collectively owned more than five percent of the outstanding common stock of the Company and acted as a group in concert in opposition to the management of the Company and were therefore required to file a Schedule 13D with the Securities and Exchange Commission. Mr. Yurowitz denied entering into any agreements or understandings with Messrs. Rovner or Nicholl with respect to the common stock of the Company. In August 1997 the Company's complaint was dismissed by the Court for failure to state a cause of action. The Court granted the Company leave to file an amended complaint within thirty days, but no further pleading was filed.

         Based on documents filed by management, the Meeting has been called to elect six directors and to transact such other business as may come before the Meeting or any adjournment thereof. Mr. Yurowitz does not know of any matters which will be brought before the Meeting other than the election of directors. However, if any other matter properly comes before the Meeting, it is intended that the persons named in and acting under the enclosed form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment. Action on any such other matter is approved by a majority vote of the outstanding shares of common stock of the Company present and entitled to vote at the Meeting.

         At the close of business on October 29, 1999, the Company had outstanding 7,665,018 shares of common stock. Each share has one vote. Unless the context otherwise indicates, the term "Company" refers to Health-Chem Corporation. The Company's principal executive offices are located at 460 Park Avenue, Suite 1300, New York, New York 10022.


                       NOMINEES FOR ELECTION AS DIRECTORS

         Mr. Yurowitz is proposing the following state of directors in opposition to incumbent management. Six (6) directors are to be elected at the Meeting to hold office until the next annual meeting of stockholders and until their successors have been elected and shall have qualified.

         The members of the Board of Directors are elected by a plurality of the shares present or represented at the Meeting, and voting on the election of directors. Therefore, the nominees with the six highest numbers of votes will be elected to serve as directors of the Company.

         Unless otherwise instructed, shares represented by the proxies will be voted for the election of the nominees listed below, none of whom are members of the present Board of Directors. Each such nominee has consented to serve as a director if elected. If for any reason any of these nominees should fail to be a candidate, the proxies solicited by Mr. Yurowitz will be voted in favor of the remainder of those named and for substitute nominees selected by Mr. Yurowitz. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a nominee.

         In addition to the nominees described below, Manfred Mayerfeld is a participant in Mr. Yurowitz's solicitation of proxies for the Meeting by virtue of the fact that he has contributed $35,000 to Mr. Yurowitz to support Mr. Yurowitz's solicitation efforts. Since 1991 Mr. Mayerfeld has been a retired teacher. He beneficially owns 391,789 shares of common stock of the Company (5.11% of the outstanding common stock) and $35,000 principal amount of the Company's 10-3/8% Convertible Subordinated Debentures due April 15, 1999. Mr. Mayerfeld lives at 116 College Road, Monsey, New York 10952 and is 68 years of age. There is no agreement, arrangement or understanding between Mr. Yurowitz and Mr. Mayerfeld regarding future funding of Mr. Yurowitz's solicitation efforts or between Mr. Mayerfeld and any person regarding future employment or any future transaction to which the Company will or may become a party.

         The table below, including the notes thereto, sets forth each of Mr. Yurowitz's nominees for election as a director (based on information supplied by them) their name, age and principal occupation or employment during the past five years. Each of such persons has engaged in the principal occupation, including, where applicable, job title, for at least five years unless otherwise set forth in a note to the table.


                         INFORMATION CONCERNING NOMINEES

Name and Business Address                            Principal Occupation                                Age
-------------------------                            --------------------                                ---
Andy E. Yurowitz (a)                                 Vice President - Investments of Gruntal             63
2125 Center Avenue                                   & Co., LLC, an investment banking
Fort Lee, NJ 07024                                   company

Michael M. Goldberg, M.D.                            Chairman of the Board and Chief                     40
765 Old Saw Mill River Road                          Executive office of Emisphere
Tarrytown, NY 10591                                  Technologies, Inc.  ("Emisphere"), a
                                                     company engaged in the development of
                                                     oral drug delivery systems for drugs
                                                     currently requiring injection

Barry B. Kanarek, M.D., Ph.D. (b)                    Senior Vice President Clinical Affairs              54
765 Old Saw Mill River Road                          and Chief Medical Officer of Emisphere
Tarrytown, NY 10591

Wolf Prensky, Ph.D.                                  Self-employed consultant, primarily in              68
28-10 High Street                                    the field of HIV detection and testing
Fair Lawn, NJ 07410


Zachary Prensky (c)                                  Principal of Zackfoot Investments LLC,              26
372 Central Park West                                an investment banking and venture
Suite 9S                                             capital firm
New York, NY 10025

Jack I. Zwick                                        Certified Public Accountant and                     63
3000 Southfield Town Center                          principal of Zwick & Solomon,
Suite 2300                                           P.L.L.C., a public accounting firm
Southfield, MI 48075


(a) Mr. Yurowitz has been with Gruntal & Co., LLC since March 1998. Prior to that, he was a Senior Vice President for more than five years with Hampshire Securities, an investment banking firm.

(b) Dr. Kanarek has been with Emisphere since May 1998. Before that, he was Vice President, Medical Operations (the Americas) for ClinTrials Research Inc., a pharmaceutical research company, from January 1997 through April 1998. From September 1991 through January 1997 he was employed at Glaxo Wellcome Inc., a pharmaceutical company, first as Director, Anti-emesis, Clinical Research, then as Vice President, Medical Operations Division (North America), next as Head of Medical Operations, Chief Medical Officer and finally as Vice President, Group Medical Operations Directorate, Division of U.S. Medical Affairs.

(c) Mr. Prensky has been with Zackfoot Investments, LLC since June 1997. Previously he was a principal and Chief Financial Officer of Ram Caterers of Flatbush, LLC, a catering firm, from September 1995 to May 1997. Before that he was a student. Mr. Prensky is the son of Wolf Prensky.

                              SECURITY OWNERSHIP OF
                             MR. YUROWITZ'S NOMINEES

                  The following table, including the notes, sets forth certain information regarding the ownership of the Company's Common Stock at October 29, 1999 by each nominee for director nominated by Mr. Yurowitz, along with all transactions in such Common Stock by persons in the past two years.


Name of Nominee                         Number of Shares       Percent of Class
---------------                         ----------------       ----------------
Andy E. Yurowitz (a)                             541,200            7.06%
Michael M. Goldberg, M.D.                           None              *
Barry B. Kanarek, M.D., Ph.D.                       None              *
Wolf Prensky (b)                                     500              *
Zachary Prensky (c)                                  500              *
Jack I. Zwick (d)                                    100              *

__________
* Less than 1 %

(a) 400,000 shares of such Common Stock are held individually by Mr. Yurowitz, and 141,200 shares of Common Stock are held in a brokerage account owned jointly by Mr. Yurowitz and his wife, Helen Yurowitz. Of the shares held in such brokerage account, 151,100 shares are held in street name, and 100 shares are owned of record by Mr. Yurowitz and his wife as JTWROS. Such amount does not include 116,100 shares of Common Stock owned beneficially by Mr. Yurowitz's son, Alan J. Yurowitz, as to which Mr. Yurowitz disclaims beneficial ownership. Mr. Yurowitz's only transactions in the Company's Common Stock in the last two years are as follows: on July 30, 1998, Mr. Yurowitz sold 2,000 shares on the American Stock Exchange ("AMEX") at $1.75 per share; on October 15, 1998, Mr. Yurowitz purchased 20,000 shares on the AMEX at $.8125 per share on December 7, 1998 Mr. Yurowitz and his wife jointly purchased 16,200 shares in a private transaction at $.625 per share; and on March 30, 1999, Mr. Yurowitz and his wife jointly sold 10,000 shares on the AMEX at $.75 per share.

(b) Mr. Prensky purchased 500 shares of the Company's Common Stock on March 8, 1999 on the AMEX at $.75 per share. This was his only transaction in the Common Stock during the past two years.

(c) Mr. Prensky purchased 500 shares of the Company's Common Stock on March 8, 1999 on the AMEX at $.75 per share. This was his only transaction in the Common Stock during the past two years.

(d) Mr. Zwick purchased 100 shares of the Company's Common Stock on March 11, 1999 on the AMEX at $.75 per share. This was his only transaction in the Common Stock during the past two years.

                             SOLICITATION; EXPENSES

         The Company has elected to mail Mr. Yurowitz's proxy materials at his expense pursuant to Rule 14a- 7 under the Securities Exchange Act of 1934. In addition, proxies may be solicited by Mr. Yurowitz or his nominees by mail, telephone, telegraph and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation material of Mr. Yurowitz to their customers for whom they hold shares and Mr. Yurowitz will reimburse them for their reasonable out-of-pocket expenses.

         Mr. Yurowitz has retained Georgeson Shareholder Communications Inc. for assistance in the solicitation of proxies, for which it will be paid a fee of up to $25,000 and will be reimbursed for its reasonable expenses. Approximately 10 persons will be utilized by Georgeson Shareholder Communications Inc.

         Mr. Yurowitz estimates that total expenditures relating to the solicitation and related litigation will be as much as $100,000. Mr. Yurowitz will seek reimbursement from the Company for all expenses incurred in connection with the solicitation of proxies, including the costs of litigation related to the Meeting, but does not intend to seek stockholder approval for such reimbursement. To date Mr. Yurowitz has spent approximately $70,000 in connection with the solicitation of proxies and related litigation expense.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposal to be considered by the Company for inclusion in the 2000 Annual Meeting of Stockholders proxy materials must be received by the Company not later than December 31, 1999.

                                  OTHER MATTERS

         While Mr. Yurowitz does not know of any matters which may be brought before the Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that shares represented by proxies will be voted in opposition to the Board of Directors on any question which may properly be submitted at the Meeting.


                                               Andy E. Yurowitz

                                      PROXY

                          SOLICITED BY ANDY E. YUROWITZ


PROXY for Annual Meeting of Stockholders of Health-Chem Corporation to be held on December 10, 1999 at 10:00 A.M. local time at the Marriott Financial Center, 85 West Street, New York, New York.

                  The undersigned hereby appoint Andy E. Yurowitz, Paul Bookson, or any one of them, with full power of substitution, as proxies to vote at the annual meeting of stockholders (including adjournments) of Health-Chem Corporation to be convened December 10, 1999.

                              (1.  FOR  /   / the election as                                    WITHHOLD /   /
                                       ----                                                               ----
                              (               directors of all                                   AUTHORITY to
                              (               nominees listed (except                            vote for all
                              (               any nominee whose name is                          nominees
Mr. Yurowitz                  (               written in by stock-                               listed
recommends                    (               holder)
a vote                        (
FOR                           (             Nominees: Andy E. Yurowitz, Michael M. Goldberg,
                              (             Barry B. Kanarek, Wolf Prensky, Zachary
                              (             Prensky, Jack I. Zwick
                              (
                              (    (INSTRUCTIONS:  To withhold authority to vote for
                              (    any individual nominee, write that nominee's name
                              (    in the space provided below.)
                              (
                              (             Nominees:  __________________________________________
                              (
                              (
                              (2.  In their discretion, upon such matters as may
                              (    properly come before the meeting.

                                    (O V E R)

                                      PROXY

         PROXY THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE RESOLUTIONS LISTED ON THE OTHER SIDE HEREOF IN ACCORDANCE WITH THE IN STRUCTIONS GIVEN BY THE STOCKHOLDER, BUT IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS, AND OTHERWISE ACCORDING TO MR. YUROWITZ'S RECOMMENDATIONS.

         This proxy is to be voted for each proposition unless a contrary vote is specified. It may be revoked at any time prior to its exercise in person or by a writing delivered to Mr. Yurowitz.

                                         Dated:              , 1999


                                         _______________________________


                                         _______________________________ (L.S.)
                                         (Signature of Stockholder)


                                         When signing as attorney, executor,
                                         administrator, trustee, guardian or
                                         corporate officer, please give your
                                         full title as such.


         PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.





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